Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

PALO ALTO, Calif. - February 7, 2017 - CPI International Holding Corp., the parent company of CPI International, Inc. (CPI), today announced financial results for its fiscal year 2017 first quarter, which ended on December 30, 2016.
“As we indicated in our financial results conference call in December, we expect fiscal 2017 to follow a similar quarterly pattern to fiscal 2016. Specifically, we expect business momentum to grow as the year progresses, resulting in a stronger second half of the year as compared to the first half. CPI’s performance in the first quarter was consistent with these expectations. Although we experienced delays on certain orders in the first quarter, several previously delayed orders of meaningful size were placed in January, just after the quarter ended, including significant orders for amplifiers, antennas and high-power vacuum electron devices,” said Joe Caldarelli, chief executive officer. “We are confident that business will continue to ramp up as the year progresses.”
Orders and Sales
CPI booked $104 million in orders in the first quarter of fiscal 2017, a 14 percent decrease from the $120 million booked in the same quarter of the previous year. Orders increased in the medical market, but decreased in the defense and communications markets.
Sales totaled $115 million in the first quarter of fiscal 2017, a four percent increase from the $111 million generated in the same quarter of the previous year. Sales increased in the medical and communications markets, but decreased in the defense market.
Net Income and Adjusted EBITDA
CPI’s net income in the first quarter of fiscal 2017 totaled $0.2 million, improving from the $1.2 million net loss recorded in the same quarter of the previous year.
Adjusted EBITDA totaled $18.6 million in the first quarter of fiscal 2017, increasing from the $16.3 million generated in the same quarter of the previous year.
Higher sales volume in the first quarter of fiscal 2017 was the primary reason for the increases in net income and adjusted EBITDA. In addition, in comparison to the same quarter of the previous year, CPI’s net income in the first quarter of fiscal 2017 benefited from the absence of expenses related to the September 2015 acquisition of ASC Signal Corporation.
Defense Market
In the first quarter of fiscal 2017, CPI’s orders in the defense market decreased eight percent to $35.6 million. This decrease was primarily the result of the timing of large orders to support the Aegis radar systems. In particular, in the first quarter of fiscal 2016, CPI’s Econco Division received a multi-year order totaling more than $9 million to provide new power grid devices for the Aegis radar systems; as expected, this order did not repeat in the first quarter of fiscal 2017. The decrease in orders for the Aegis radar systems was partially offset by an increase in orders to support a variety of other domestic radar systems.
CPI’s defense sales decreased eight percent to $36.7 million. This decrease was due to the recent completion of a large aircraft radome program, which resulted in a $3.2 million decrease in sales for that program in the first quarter of fiscal 2017.

Communications Market
In the first quarter of fiscal 2016, CPI booked the highest level of total communications orders, as well as the highest level of military communications orders, in a single quarter in CPI’s history. In comparison, communications orders in the most recent quarter were consistent with CPI’s average quarterly orders level in the past two fiscal years. Communications orders decreased 26 percent to $47.7 million in the first quarter of fiscal 2017, largely due to program timing.
CPI’s communications sales increased 13 percent to $51.6 million. This increase was primarily due to higher sales for products to support military communications applications, resulting from orders booked in prior quarters, including higher sales of advanced advanced tactical common data link (TCDL) antenna products and aircraft radomes.
Medical Market
In the first quarter of fiscal 2017, orders in the medical market increased 17 percent to $12.7 million. This increase was due to higher orders for x-ray imaging products, primarily for foreign customers. In particular, orders for x-ray imaging products from customers in Asia increased.
CPI’s medical sales increased 14 percent to $18.4 million in the first quarter of fiscal 2017. This increase was due to higher sales of x-ray imaging products, primarily to foreign customers, and higher sales of radiation therapy products. In particular, sales of x-ray imaging products to customers in Asia increased.
Cash Flow
As of December 30, 2016, CPI’s cash and cash equivalents totaled $44.3 million. For the 12-month period ending on that date, cash flow from operating activities totaled $30.9 million, free cash flow totaled $24.6 million and adjusted free cash flow totaled $26.4 million.
Financial Community Conference Call
In conjunction with this announcement, CPI will hold a conference call on Wednesday, February 8, 2017 at 11:00 a.m. (EST) that will be broadcast simultaneously on the company’s Web site. To participate in this conference call, please dial (800) 649-5127, or (253) 237-1144 for international callers, enter conference ID 60785563 and ask for the CPI International First Quarter 2017 Financial Results Conference Call. To access the Web cast, please visit http://investor.cpii.com and click “Events.”
About CPI International Holding Corp.
CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC and Communications & Power Industries Canada Inc. Together, Communications & Power Industries LLC and Communications & Power Industries Canada Inc. develop, manufacture and globally distribute components and subsystems used in the generation, amplification, transmission and reception of microwave signals for a wide variety of systems including radar, electronic warfare and communications (satellite and point-to-point) systems for military and commercial applications, specialty products for medical diagnostic imaging and the treatment of cancer, as well as microwave and RF energy generating products for various industrial and scientific pursuits.

Non-GAAP Supplemental Information
EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude stock-based compensation expenses, certain acquisition-related and non-ordinary course professional expenses, Veritas Capital management fees and purchase accounting expenses. EBITDA margin represents EBITDA divided by sales. Adjusted EBITDA margin represents adjusted EBITDA divided by sales. Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees. Adjusted free cash flow represents free cash flow further adjusted to exclude certain acquisition-related items, non-ordinary course professional expenses and sponsor management fees, net of any tax benefits.
CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business. In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses. Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies. Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental or zoning laws and regulations; and inability to obtain raw materials and components. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF COMPREHENSIVE LOSS
(All dollar amounts in thousands – unaudited)

	Three Months Ended
	December 30, 2016	January 1, 2016
Sales	$114,623	$110,682
Cost of sales, including $0 and $906 of utilization of net increase in cost basis of inventory due to purchase accounting, respectively	82,533	81,784
Gross profit	32,090	28,898
Operating costs and expenses:
Research and development	3,922	3,893
Selling and marketing	5,984	6,529
General and administrative	8,165	8,118
Amortization of acquisition-related intangible assets	2,699	3,558
Total operating costs and expenses	20,770	22,098
Operating income	11,320	6,800
Interest expense, net	10,786	9,723
Income (loss) before income taxes	534	(2,923)
Income tax expense (benefit)	315	(1,713)
Net income (loss)	219	(1,210)

Other comprehensive loss, net of tax
Unrealized loss on cash flow hedges, net of tax	(721)	(379)
Total other comprehensive loss, net of tax	(721)	(379)
Comprehensive loss	$(502)	$(1,589)

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(All dollar amounts in thousands, except per share data – unaudited)

	December 30, 2016	September 30, 2016
Assets
Current assets:
Cash and cash equivalents	$44,342	$50,152
Restricted cash	1,270	1,559
Accounts receivable, net	56,333	63,059
Inventories	103,257	105,457
Prepaid and other current assets	10,678	5,877
Total current assets	215,880	226,104
Property, plant, and equipment, net	72,287	72,942
Intangible assets, net	244,366	247,289
Goodwill	216,549	216,549
Other long-term assets	1,295	1,997
Total assets	$750,377	$764,881

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$—	$10,051
Accounts payable	24,884	32,450
Accrued expenses	33,213	28,212
Product warranty	5,720	5,992
Income taxes payable	941	3,055
Advance payments from customers	12,176	11,232
Total current liabilities	76,934	90,992
Deferred tax liabilities	88,106	89,059
Long-term debt:
Principal, less current portion	535,309	535,199
Less unamortized discount	(2,086)	(2,585)
Less unamortized debt issuance costs	(7,284)	(8,214)
Long term debt, net of discount and debt issuance costs	525,939	524,400
Other long-term liabilities	4,208	4,755
Total liabilities	695,187	709,206
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.01 par value, 2 shares authorized: 1 share issued and outstanding)	—	—
Additional paid-in capital	27,173	27,156
Accumulated other comprehensive income (loss)	(95)	626
Retained earnings	28,112	27,893
Total stockholders’ equity	55,190	55,675
Total liabilities and stockholders’ equity	$750,377	$764,881

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands – unaudited)

	Three Months Ended
	December 30, 2016	January 1, 2016
Cash flows from operating activities
Net cash provided by operating activities	$8,899	$4,146

Cash flows from investing activities
Capital expenditures	(2,248)	(1,925)
Acquisition	—	(363)
Net cash used in investing activities	(2,248)	(2,288)

Cash flows from financing activities
Payment of contingent consideration	—	(4,300)
Payment of Bridge Facility commitment fee and debt issuance costs	(2,520)	(63)
Repayment of borrowings under First Lien Term Loan	(9,941)	(775)
Net cash used financing activities	(12,461)	(5,138)

Net decrease in cash and cash equivalents	(5,810)	(3,280)
Cash and cash equivalents at beginning of period	50,152	37,514
Cash and cash equivalents at end of period	$44,342	$34,234

Supplemental cash flow disclosures
Cash paid for interest	$3,886	$3,991
Cash paid for income taxes, net of refunds	$4,463	$1,061
Accrued Bridge Facility commitment fee	$2,450	$—
Decrease in accrued capital expenditures	$134	$400

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(All dollar amounts in thousands - unaudited)

		Three Months Ended
		December 30, 2016	January 1, 2016
Net income (loss)		$219	$(1,210)
Depreciation and amortization		5,676	6,718
Interest expense, net		10,786	9,723
Income tax expense (benefit)		315	(1,713)
EBITDA		16,996	13,518

Adjustments:
Stock-based compensation expense	(1)	17	245
Acquisition-related and non-ordinary course professional expenses	(2)	1,061	983
Purchase accounting expenses	(3)	—	1,005
Veritas Capital annual management fee	(4)	569	503
Total adjustments		1,647	2,736
Adjusted EBITDA		$18,643	$16,254

EBITDA margin	(5)	14.8%	12.2%
Adjusted EBITDA margin	(6)	16.3%	14.7%
Net income (loss) margin	(7)	0.2%	(1.1)%

(1)		Represents compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC.
(2)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions, as well as costs related to other special projects. Costs include fees for attorneys and other professional services, as well as (a) expenses related to the integration of operations into those of CPI and (b) charges for a $300 increase in the fair value of the Radant Technologies contingent consideration liability in the three months ended January 1, 2016.

(3)		Represents non-cash charges for utilization of the net increase in cost basis of inventory and net decrease in deferred revenue that resulted from purchase accounting in connection with acquisitions.
(4)		Represents a management fee payable to Veritas Capital for advisory and consulting services.
(5)		Represents EBITDA divided by sales.
(6)		Represents adjusted EBITDA divided by sales.
(7)		Represents net income divided by sales.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow and Adjusted Free Cash Flow
(All dollar amounts in thousands - unaudited)

		Twelve Months Ended
		December 30, 2016
Net cash provided by operating activities		$30,883
Cash capital expenditures		(6,286)
Free cash flow		24,597

Adjustments:
Cash paid for acquisition-related and non-ordinary course professional expenses	(1)	1,874
Cash paid for Veritas Capital management fee	(2)	1,002
Tax benefit from above adjustments	(3)	(1,093)
Total adjustments		1,783
Adjusted free cash flow		$26,380

Net income		$7,175

(1)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions and costs related to other special projects. Costs include fees for attorneys and other professional services, as well as expenses related to integration of acquired operations into those of CPI.

(2)		Represents a management fee paid to Veritas Capital for advisory and consulting services.
(3)		Represents the tax benefit from the adjustments described in footnotes 1 and 2.